EXHIBIT C

M A R S H                               Bradley M. Kotlewski
                                        Senior Vice President

                                        Marsh USA Inc.
                                        1166 Avenue of the Americas, 39th Floor
                                        New York, NY 10036
                                        212 345 4226       Fax 212 345 4213
                                        Brad.Kotlewski@Marsh.com
                                        www.marsh.com
June 13, 2006

Mr. Robert Aufenanger
Chief Financial Officer
U.S. Trust Company, N.A.
Alternative Investments Department
225 High Ridge Road
Stamford, CT  06902

Subject:
EXCELSIOR PRIVATE EQUITY FUND II, INC.
FINANCIAL INSTITUTION INVESTMENT COMPANY ASSET PROTECTION BOND
FEDERAL INSURANCE COMPANY POLICY # 81458705
FOR THE PERIOD: APRIL 6, 2006 TO APRIL 6, 2007

Dear Robert,

As requested, I have examined the Fidelity Bond limit requirements, as prescribed in Rule 17g-1 for the funds insured under the captioned Bond. This limits analysis is based upon the total asset value of each fund as stated in the relevant renewal application.

The results of the analysis are as follows:

------------------------------------------------------------------- ---------------------------- ---------------------
                               FUND                                      ASSET VALUE AS OF          REQUIRED LIMIT
                                                                             01/31/06
                                                                          ($ IN MILLIONS)
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Private Equity Fund II, Inc.                                             45.7                  $350,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Venture Partners III, LLC                                                92.8                  $450,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Venture Investors III, LLC                                         (a)     .2                   $50,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Directional Hedge Fund of Funds, LLC                                    292.5                  $750,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Absolute Return Fund of Funds, LLC                                 (b)  253.5                  $750,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Absolute Return Fund of Funds, Ltd.                                (b)   40.9                  $350,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Absolute Return Fund of Funds Master Fund, LLC                     (b)    0.0                   $50,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Buyout Investors, LLC                                              (c)   68.3                  $400,000
------------------------------------------------------------------- ---------------------------- ---------------------
Excelsior Buyout Partners, LLC                                               (c)   31.0                  $300,000
------------------------------------------------------------------- ---------------------------- ---------------------
                                                                       TOTAL REQUIRED LIMIT:           $3,450,000
------------------------------------------------------------------- ---------------------------- ---------------------


(a) EXCELSIOR VENTURE INVESTORS III, LLC IS A FEEDER FUND AS PART OF A MASTER/FEEDER STRUCTURE WHERE EXCELSIOR VENTURE PARTNERS III, LLC IS THE MASTER FUND. THEREFORE, EVI III'S ASSETS ARE SUBSTANTIALLY INVESTED IN THE MASTER. THE TOTAL ASSETS FIGURE LISTED REPRESENTS ASSETS NOT INVESTED IN THE MASTER FUND.
(b)      THIS IS A MASTER FUND ENTITY; THE 2 FEEDER FUNDS COMPRISE THE TOTAL
         ASSETS
(c)      AS OF 12/31/05

As you are aware, the limit under the current bond is $3,500,000. Therefore, according to these calculations, the bond amount is sufficient to meet requirements Rule l7g-l.

Thank you and regards,

/S/ BRADLEY M. KOTLEWSKI
Bradley M. Kotlewski
Senior Vice President